Exhibit 10.11

RESTRICTED STOCK UNIT AWARD AGREEMENT

THIS RESTRICTED STOCK UNIT AWARD AGREEMENT (this “Agreement”), dated as of the ___ day of __________________, between First Acceptance Corporation, a Delaware corporation (the “Company”), and _________________ (the “Participant”).

W I T N E S S E T H

In consideration of the mutual promises and covenants made herein and the mutual benefits to be derived herefrom, the parties hereto agree as follows:

1.Grant and Vesting of Restricted Stock Units.

(a)Subject to the provisions of this Agreement and to the provisions of the Amended and Restated First Acceptance Corporation 2002 Long Term Incentive Plan (the “Plan”), the Company hereby grants to the Participant as of ______________ (the “Grant Date”), an Award under the Plan of ________________ Restricted Stock Units (the “Awarded Units”).  Each Awarded Unit shall be a notional share of Common Stock, with the value of each Awarded Unit being equal to the Fair Market Value of a share of Common Stock at any time.  All capitalized terms used herein, to the extent not defined, shall have the meaning set forth in the Plan.

(b)Subject to the terms and conditions of this Agreement, one hundred percent (100%) of the Awarded Units shall vest and no longer be subject to any restriction (other than the restrictions set forth in Section 5 below) on the third anniversary of the Date of Grant (the “Restriction Period”), provided that the Participant is employed by (or, if the Participant is an Outside Director or Consultant, is providing services to) the Company or any of its Subsidiaries on such date.

(c)Notwithstanding the foregoing, in the event of the Participant’s Termination of Service during the Restriction Period due to death or Total and Permanent Disability, Retirement or by the Company without Cause, a prorated portion of the Awarded Units granted hereunder shall immediately vest and no longer be subject to restriction, with such proration determined by multiplying the total number of the Awarded Units granted hereunder by a fraction, the numerator of which is the number of months during the Restriction Period that the Participant was employed, including the full vesting month in which the Participant’s death or Total and Permanent Disability, Retirement or Termination of Service without Cause occurs, and the denominator of which is thirty-six (36).  Except as provided in the preceding sentence, in the event of the Participant’s Termination of Service during the Restriction Period, all unvested Awarded Units shall be forfeited by the Participant for no consideration effective immediately upon such termination.  Upon forfeiture, all of the Participant’s rights with respect to the

forfeited Awarded Units shall cease and terminate, without any further obligation on the part of the Company.   Nothing in this Agreement or the Plan shall confer upon the Participant any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiaries to terminate the Participant’s employment at any time.

(d)In the event of a Change in Control, to the extent not previously forfeited, the Awarded Units shall immediately vest in full and no longer be subject to restriction.

(e)Awarded Units which have become vested pursuant to the terms of this Section 1 are collectively referred to herein as “Vested RSUs.”  All other Awarded Units are collectively referred to herein as “Unvested RSUs.”

2.Issuance of Shares.

The Company shall convert the Vested RSUs into the number of whole shares of Common Stock equal to the number of Vested RSUs, subject to the provisions of the Plan and this Agreement, including, without limitation, the forfeiture provisions of Section 1(c) and Section 5, and the clawback provisions of Section 16, and shall either electronically register such shares of Common Stock in the Participant’s name or issue certificates for the number of shares of Common Stock equal to the Vested RSUs in the Participant’s name, on the first of the following events:

(i)on the third anniversary of the Date of Grant;

(ii) within thirty (30) days following the Participant’s Termination of Service due to death, Total and Permanent Disability, Retirement or by the Company without Cause, provided, that if such thirty (30) day period begins in one taxable year and ends in a second taxable year, the Vested RSUs shall be converted into shares of Common Stock in the second taxable year; or

(iii)on the effective date of a Change in Control (so long as such Change in Control qualifies as a permissible payment event pursuant to Section 409A(a)(2)(A)(v) of the Code and the regulations issued thereunder).

The Company shall electronically register such shares, or issue certificates for the number of shares of Common Stock, equal to the Vested RSUs in the Participant’s name or in the name of such person or persons to whom the Participant’s rights under the Award passed by will or the applicable laws of descent and distribution.  From and after the date of registration or receipt of such shares of Common Stock, the Participant, or such person or persons to whom the Participant’s rights under the Award passed by will or the applicable laws of descent and distribution, as the case may be, shall have full rights of transfer or resale with respect to such shares of Common Stock, subject to Section 5 hereof and applicable state and federal regulations.

3.Who May Receive Converted Vested RSUs.

During the lifetime of the Participant, the shares of Common Stock received upon conversion of Vested RSUs may only be received by the Participant or the Participant’s legal representative.  If the Participant dies prior to the date his or her Vested RSUs are converted into shares of Common Stock as described in Section 2 above, the shares of Common Stock relating to such converted Vested RSUs may be received by any individual who is entitled to receive the property of the Participant pursuant to the applicable laws of descent and distribution.

4. Nontransferability of the Restricted Stock Units.

(a)     Subject to the provisions of the Plan and this Agreement, the Unvested RSUs shall not be transferable by the Participant by means of sale, assignment, exchange, encumbrance, pledge, or otherwise.

(b)     Intentionally Omitted.

5.Non-Solicitation. The Participant covenants and agrees that during his or her employment with the Company or its Subsidiaries and for a period of twelve (12) months subsequent to the Participant’s Termination of Service for any reason, whether involuntary or voluntary, the Participant shall not directly or indirectly, as an owner, stockholder, director, employee, partner, agent, broker, or consultant recruit, hire or attempt to recruit or hire other employees of the Company or its Subsidiaries, directly or by assisting other employees of the Company and its Subsidiaries, nor shall the Participant contact or communicate with any other employees of the Company or its Subsidiaries for the purpose of inducing other employees to terminate their employment with the Company or its Subsidiaries.  For purposes of this Section 5, “other employees” shall refer to employees who are still actively employed by or doing business with the Company or its Subsidiaries at the time of the attempted recruiting or hiring. Notwithstanding anything to the contrary contained herein, in the event the Participant fails to comply with the non-solicitation provisions set forth in this Section 5, or the non-solicitation provisions contained in any written agreement by and between the Participant and the Company or its Subsidiaries, then (i) the Awarded Units shall immediately cease to vest as of the date of such violation, and (ii) any Vested RSUs that had not been converted into shares of Common Stock prior to the date of such violation and any Unvested RSUs shall be immediately forfeited and this Agreement (other than the provisions of this Section 5) will be terminated on the date of such violation.

6.        Rights as a Stockholder.

The Participant will have no rights as a stockholder with respect to any shares of Common Stock covered by this Agreement until the electronic registration of, or the issuance of certificates for, such shares of Common Stock in the Participant’s name with respect to the Awarded Units.  The Awarded Units shall be subject to the terms and conditions of this Agreement regarding such shares of Common Stock.  No adjustment shall be made for dividends or other rights for which the record date is prior to the registration of, or the issues of certificates for, such shares of Common Stock in the Participant’s name.

7. Adjustments.

Adjustments to the Awarded Units (or any of the shares of Common Stock covered by the Awarded Units), if any, shall be made in accordance with Article XI of the Plan.

8.Conditions for Issuance.

The Committee may, in its discretion, require the Participant to represent to, and agree with, the Company in writing that such person is acquiring the shares of Common Stock without a view to the distribution thereof.  The certificates for such shares of Common Stock may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.  Notwithstanding any other provision of the Plan or this Agreement, the Company shall not be required to issue or deliver any certificate or certificates for shares of Common Stock under the Plan prior to fulfillment of all of the following conditions: (i) listing, or approval for listing upon notice of issuance, of such shares of Common Stock on the applicable exchange; (ii) any registration or other qualification of such shares of Common Stock under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and (iii) obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable. Notwithstanding any of the provisions hereof, the Participant hereby agrees that he or she will not acquire any shares of Common Stock, and that the Company will not be obligated to issue any shares of Common Stock to the Participant hereunder, if the issuance of such shares of Common Stock shall constitute a violation by the Participant or the Company of any provision of any law or regulation of any governmental authority.  Any determination in this connection by the Company shall be final, binding, and conclusive.  The obligations of the Company and the rights of the Participant are subject to all applicable laws, rules, and regulations.

9. Taxes and Withholding.

No later than the date as of which an amount with respect to this Agreement first becomes includible in the gross income of the Participant or subject to withholding for federal, state, local, or foreign income or employment or other tax purposes, the Participant shall pay to the Company or the applicable Subsidiary, or make arrangements satisfactory to the Company regarding the payment of, any federal, state, local, or foreign taxes of any kind required by applicable law and regulations to be withheld with respect to such amount. Unless the Participant has made separate arrangements satisfactory to the Company, the Company may elect, but shall not be obligated, to withhold shares of Common Stock deliverable upon vesting of the Awarded Units having a Fair Market Value on the date of withholding equal to the minimum amount (and not any greater amount) required to be withheld for tax purposes, all in accordance with such procedures as the Committee establishes.  The obligations of the Company under this Agreement and the Plan shall be conditional on compliance by the Participant with this Section 9, and the Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment otherwise payable to the Participant.  The Committee may establish such procedures as it deems appropriate, including making irrevocable elections, for the settlement of withholding obligations with shares of Common Stock.

10.Notices.

All notices and other communications under this Agreement shall be in writing and shall be given by hand delivery to the other party or by facsimile, overnight courier, or registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to the Participant:  At the most recent address maintained by the

Company in its personnel records.

If to the Company:First Acceptance Corporation

3813 Green Hills Village Drive

Nashville, Tennessee 37215

Attention:Chief Financial Officer

or to such other address or facsimile number as any party shall have furnished to the other in writing in accordance with this Section 10.  Notice and communications shall be effective when actually received by the addressee.

11.Successors and Assigns.

The terms of this Agreement shall be binding upon the Participant and upon the Participant’s heirs, executors, administrators, personal representatives, transferees, and successors in interest, and upon the Company and its successors and assignees.  Notwithstanding anything to the contrary in this Agreement, neither this Agreement nor any rights granted herein shall be assignable by the Participant.

12.Laws Applicable to Construction.

The interpretation, performance, and enforcement of this Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to principles of conflict of laws.  In addition to the terms and conditions set forth in this Agreement, this Award is subject to the terms and conditions of the Plan, as it may be amended from time to time, which are hereby incorporated by reference.

13.Severability.

The invalidity or enforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

14.Conflicts and Interpretation.

In the event of any conflict between this Agreement and the Plan, the Plan shall control.  In the event of any ambiguity in this Agreement, or any matters as to which this Agreement is silent, the Plan shall govern, including, without limitation, the provisions thereof pursuant to which the Committee has the power, among others, to (i) interpret the Plan; (ii) prescribe, amend, and rescind rules and regulations relating to the Plan; and (iii) make all other determinations deemed necessary or advisable for the administration of the Plan.  The Participant hereby agrees to accept as binding, conclusive, and final all decisions or interpretations of the Committee upon any question arising under this Agreement.

15.Amendment.

This Agreement may be unilaterally amended or modified by the Committee at any time; provided that no amendment or modification shall cause a Performance Award to cease to qualify for the exemption under Section 162(m) of the Code or, without the Participant’s written consent, materially impair the rights of the Participant as provided by this Agreement, except such an amendment made to cause the terms of this Agreement or the Awarded Units granted hereunder to comply with applicable law (including tax law), applicable exchange listing standards, or accounting rules.  The waiver by either party of compliance with any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by such party of a provision of this Agreement.

16.Clawback.

All Awarded Units granted pursuant to this Agreement shall be subject to any clawback, recoupment, or forfeiture provisions (i) required by law or regulation and applicable to the Company or its Subsidiaries as in effect from time to time or (ii) set forth in any policies adopted or maintained by the Company or any of its Subsidiaries as in effect from time to time.

17.Headings.

The headings of paragraphs herein are included solely for convenience of reference and shall not affect the meaning or interpretation of any of the provisions of this Agreement.

18.Counterparts.

This Agreement may be executed in counterparts, which together shall constitute one and the same original.

19.Entire Agreement.

This Agreement together with the Plan supersede any and all other prior understandings and agreements, either oral or in writing, between the parties with respect to the subject matter hereof and constitute the sole and only agreements between the parties with respect to the said subject matter.  All prior negotiations and agreements between the parties with respect to the subject matter hereof are merged into this Agreement.  Each party to this Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any party or by anyone acting on behalf of any party, which are not embodied in this Agreement or the Plan, and that any agreement, statement, or promise that is not contained in this Agreement or the Plan shall not be valid or binding or of any force or effect.

20. Section 409A; Six Month Delay.

The Awarded Units granted under this Agreement are intended to be exempt from Section 409A of the Code, and the provisions of this Agreement will be administered, interpreted, and construed accordingly.  Notwithstanding anything to the contrary contained herein, in the event any distribution made on account of the Participant’s Termination of Service as provided in Section 1 above is deemed to be subject to (and not otherwise exempt from) the requirements of Section 409A of the Code and the Participant is deemed a “specified employee” (within the meaning of Section 409A of the Code and the regulations issued thereunder), then the Participant shall not be entitled to any such distributions that are subject to Section 409A of the Code until the earliest of: (i) the first day of the seventh month following the Participant’s Termination of Service; (ii) the date of the Participant’s death; or (iii) such earlier date as complies with the requirements of Section 409A of the Code.

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IN WITNESS WHEREOF, as of the date first above written, the Company has caused this Agreement to be executed on its behalf by a duly authorized officer and the Participant has hereunto set the Participant’s hand.

FIRST ACCEPTANCE CORPORATION

By:

Name:

Title:

Agreed and acknowledged:

PARTICIPANT

___________________________

Name: